UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
washington, d.c. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 16, 2012

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CRYOLIFE, INC.
(Exact name of registrant as specified in its charter)
_________________________

Florida	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Roberts Boulevard, N.W., Kennesaw, Georgia  30144
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (770) 419-3355

_____________________________________________________________
(Former name or former address, if changed since last report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5  Corporate Governance and Management

Item 5.07  Submission of Matters to a Vote of Security Holders.

At the 2012 Annual Meeting of Stockholders held on May 16, 2012, CryoLife’s stockholders elected each individual that was nominated for election as director of the Company to serve until the next annual meeting or until their successors are elected and have been qualified.  The stockholders did not approve, by non-binding vote, the compensation paid to CryoLife’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.  The stockholders approved the Amended and Restated CryoLife, Inc. 2009 Stock Incentive Plan and ratified the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2012.

The final results of the voting on each matter of business at the 2012 Annual Meeting are as follows:

Election of Directors

Name	Votes For	Votes Withheld	Broker Non-Votes
Steven G. Anderson	19,709,843	961,452	5,622,247
Thomas F. Ackerman	19,744,937	926,358	5,622,247
James S. Benson	19,734,211	937,084	5,622,247
Daniel J. Bevevino	19,571,063	1,100,232	5,622,247
Ronald C. Elkins, M.D.	19,528,957	1,142,338	5,622,247
Ronald D. McCall, Esq.	19,440,794	1,230,501	5,622,247
Harvey Morgan	19,735,036	936,259	5,622,247
Jon W. Salveson	18,820,819	1,850,476	5,622,247

Approval, by non-binding vote, of the compensation paid to CryoLife’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
7,576,129	11,939,856	1,155,310	5,622,247

Approval of the Amended and Restated CryoLife, Inc. 2009 Stock Incentive Plan

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
15,917,088	3,633,569	1,120,638	5,622,247

Ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2012

Votes For	Votes Against	Votes Abstain
25,941,889	236,293	115,360

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CryoLife, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOLIFE, INC.

Date: May 21, 2012	By:	/s/ D.A. Lee
	Name:	D. Ashley Lee
	Title:	Executive Vice President, Chief
Operating Officer and Chief
Financial Officer